UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) Of The Securities Exchange Act of 1934

BRISTOL WEST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Date of Report (Date of Earliest Event Reported): January 9, 2006
Commission File No. 001-31984

       Delaware           001-31984               13-3994449
    (State or other jurisdiction       (Commission File No.)     (I.R.S. Employer
     of incorporation)                    Identification No.)

  5701 Stirling Road, Davie, Florida                  33314
(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code: (954) 316-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On January 9, 2006, Bristol West Insurance Company (“Bristol West Insurance”), Bristol West Casualty Insurance Company (“Bristol West Casualty”), Coast National Insurance Company (“Coast National”), and Security National Insurance Company (“Security National”) entered into a Termination Agreement and Release (the “Termination Agreement”) with National Union Fire Insurance Company of Pittsburgh, PA (the “Subscribing Reinsurer”). The Termination Agreement commutes, effective January 1, 2006, a Quota Share Reinsurance Contract and related Interests and Liabilities Agreement among Coast National, Security National, Bristol West Insurance and Bristol West Casualty (collectively, the “Subscribing Company”) and the Subscribing Reinsurer, each with an effective date of January 1, 2005 (collectively, the “Quota Share Agreement”). A copy of the Termination Agreement is attached hereto as Exhibit 99.1 to this Form 8-K.

The Termination Agreement will result in the Subscribing Reinsurer being released as of January 1, 2006 from any future liability pursuant to the Quota Share Agreement in return for the Subscribing Reinsurer paying to the Subscribing Company by January 31, 2006, the amount of $11,004,360, representing all balances due the Subscribing Company.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Termination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRISTOL WEST HOLDINGS, INC.
(Registrant)

Date: January 12, 2006         By: /s/ Craig E. Eisensacher
Craig E. Eisenacher
CFO and Senior Vice President - Corporate Finance
(Principal Financial Officer, Principal Accounting Officer and duly authorized officer)